Form N-SAR

Sub-Item 77Q1(g)
Copies of agreements relevant to Sub-Item 77M
2-34393, 811-1879

Form of Agreement and Plan of Reorganization by and between Janus Investment Fund, on behalf of Janus Research Core Fund and Janus Growth and Income Fund is incorporated herein by reference to Exhibit (h)(116) to Post-Effective Amendment No. 138, filed on January 28, 2011, accession number 0000950123-11-006256 (File No. 2-34393). Since the filing thereof, the agreement has been signed by Stephanie Grauerholz.